Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

XChange TEC.INC.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Shares, $0.08 par value per share	(1)	457(o)		$	$			$
Fees to be Paid	Debt	Debt Securities	(2)	457(o)
Fees to be Paid	Other	Warrants	(3)	457(o)
Fees to be Paid	Other	Units	(4)	457(o)
Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	(5)	457(o)		$		$300,000,000.00	0.0001531		$45,930.00

Total Offering Amounts:								$300,000,000.00			45,930.00
Total Fees Previously Paid:											0.00
Total Fee Offsets:											0.00
Net Fee Due:											$45,930.00

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Offering Note(s)

(1)	We are registering hereunder such indeterminate number of Common Shares, such indeterminate principal amount of Debt Securities, and such indeterminate number of Warrants to purchase Common Shares or Debt Securities. If any Debt Securities are issued at an original issue discount, then the offering price of such Debt Securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $300,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate numbers of Common Shares, and principal amounts of Debt Securities, as may be issued upon conversion of or exchange for Debt Securities that provide for conversion or exchange, upon exercise of Warrants or pursuant to the anti-dilution provisions of any such securities.

The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

The proposed maximum aggregate offering price has been estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the "Securities Act") and is exclusive of accrued interest, distributions and dividends, if any.

(2)	We are registering hereunder such indeterminate number of Common Shares, such indeterminate principal amount of Debt Securities, and such indeterminate number of Warrants to purchase Common Shares or Debt Securities. If any Debt Securities are issued at an original issue discount, then the offering price of such Debt Securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $300,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate numbers of Common Shares, and principal amounts of Debt Securities, as may be issued upon conversion of or exchange for Debt Securities that provide for conversion or exchange, upon exercise of Warrants or pursuant to the anti-dilution provisions of any such securities.

The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

The proposed maximum aggregate offering price has been estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the "Securities Act") and is exclusive of accrued interest, distributions and dividends, if any.

(3)	We are registering hereunder such indeterminate number of Common Shares, such indeterminate principal amount of Debt Securities, and such indeterminate number of Warrants to purchase Common Shares or Debt Securities. If any Debt Securities are issued at an original issue discount, then the offering price of such Debt Securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $300,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate numbers of Common Shares, and principal amounts of Debt Securities, as may be issued upon conversion of or exchange for Debt Securities that provide for conversion or exchange, upon exercise of Warrants or pursuant to the anti-dilution provisions of any such securities.

The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

The proposed maximum aggregate offering price has been estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the "Securities Act") and is exclusive of accrued interest, distributions and dividends, if any.

(4)	We are registering hereunder such indeterminate number of Common Shares, such indeterminate principal amount of Debt Securities, and such indeterminate number of Warrants to purchase Common Shares or Debt Securities. If any Debt Securities are issued at an original issue discount, then the offering price of such Debt Securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $300,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate numbers of Common Shares, and principal amounts of Debt Securities, as may be issued upon conversion of or exchange for Debt Securities that provide for conversion or exchange, upon exercise of Warrants or pursuant to the anti-dilution provisions of any such securities.

The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

The proposed maximum aggregate offering price has been estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the "Securities Act") and is exclusive of accrued interest, distributions and dividends, if any.

(5)	We are registering hereunder such indeterminate number of Common Shares, such indeterminate principal amount of Debt Securities, and such indeterminate number of Warrants to purchase Common Shares or Debt Securities. If any Debt Securities are issued at an original issue discount, then the offering price of such Debt Securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $300,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate numbers of Common Shares, and principal amounts of Debt Securities, as may be issued upon conversion of or exchange for Debt Securities that provide for conversion or exchange, upon exercise of Warrants or pursuant to the anti-dilution provisions of any such securities.

The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

The proposed maximum aggregate offering price has been estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the "Securities Act") and is exclusive of accrued interest, distributions and dividends, if any.

Pursuant to Rule 457(o) under the Securities Act, the registration fee is calculated on the maximum offering price of all securities listed, and the table does not specify information by each class about the amount to be registered.